Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


      We consent to the incorporation by reference in this Registration Statement of Catalyst Lighting Group, Inc. on Form S-8 of our report, dated November 5, 2004, except for the first paragraph of Note 10 of the financial statements, for which the date is December 3, 2004, included in and incorporated by reference in the Annual Report on Form 10-KSB of Catalyst Lighting Group, Inc. for the year ended September 30, 2004.

      HEIN & ASSOCIATES LLP

      Denver, Colorado
      September 9, 2005

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